UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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Powell Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on February 19, 2020

POWELL INDUSTRIES, INC.

Meeting Information

Meeting Type:  Annual Meeting

For holders as of:  January 02, 2020

Date:  February 19, 2020        Time:  11:00 AM CST

Location:  Powell Industries, Inc.

    7232 Airport Boulevard

    Houston, TX 77061

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement     2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

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— How To Vote — Please Choose One of the Following Voting Methods

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Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items

The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors
Nominees
01 CHRISTOPHER E. CRAGG 02 PERRY L. ELDERS 03 KATHERYN B. CURTIS

The Board of Directors recommends you vote FOR the following proposal(s):
2.

Resolved, that the stockholders approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.

NOTE:   In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES.

Voting Instructions